Exhibit 10.1

Agreement For Consulting Services

This agreement (the “Agreement”) is entered into by and between Strikly Berry Consulting, LLC, 14980 Ferns Corner Rd., Monmouth, OR 97361, USA (hereafter “Consultant”), and Patriot Berry Farms, 121 SW Salmon St., Suite 1100, Portland, OR 97204 (hereafter “Company”) (the Company and Consultant each a “Party, and collectively the “Parties”).

Whereas, Consultant has certain experiences and contacts pertaining to berry crop physiology and production systems.

Whereas, Company wishes to engage the services of the Consultant as an advisor and technical resource.

In consideration of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

1.

CONSULTING SERVICES

Consultant shall act as an advisor by providing information and suggestions for improvement of production systems of berry crops, particularly blueberry (Vaccinium), and on farms or properties being considered for purchase by the Company.

The Consultant is required to make Bernadine Strik available to perform the consulting work for the Company.

Consultant shall provide services to the Company up to 120 hours per the 6-month period, inclusive of travel, for work conducted “off site” (at consultant’s office, for example) or “on site” (at Company location, farms, or prospective farms). Travel “days” for Company site visits will be billed at a maximum of 8 hours regardless of travel time. Each day spent consulting at existing or potential Company farms will be considered 1.5 days (12 hours) unless otherwise agreed upon in advance.

Duties include serving as an independent advisor to the Company’s berry farm development program including, but not limited to: assessment of land or existing farms the Company is considering acquiring, assistance with evaluation of historical farm performance and production system advice including, but not limited to, pre-plant decision making, fertility, and pruning/training recommendations of berry crops in all of Company’s locations, outside of the State of Oregon, USA, as agreed upon by both Parties.

All travel required of Consultant by Company must be arranged as much in advance as possible and per an agreed upon itinerary. Consultant will fly economy fare. Flights for an agreed-upon itinerary may be paid for by Consultant (and reimbursed by Company pursuant to Section 4(b) of this Agreement) or Company. Any frequent flier miles accrued remain property of Consultant.

Company may not publically advertise, in any way, the relationship between Consultant and Company without prior review of the proposed information and written consent, except that Company may make any required disclosure required by applicable securities laws (for example, on Form 8-K).

Consultant hereby agrees to:

•

carry out and complete consulting services with due diligence and professionalism

•

carry out and complete the consulting services within timeframes mutually agreed upon between Consultant and the Company

•

provide a written report following site visits to the Company’s farms or prospective farms, if requested [time to compile report(s) will be considered as part of the contract time restriction]. Other advice may be written or verbal.

•

Consultant will maintain records on time worked for the Company and will provide updates monthly or as otherwise requested by Company.

2.

TERM OF AGREEMENT

This Agreement shall commence on June 1, 2013 and shall terminate on November 30, 2013 (6 months).

Upon termination of the agreement, any affiliation between Consultant and Company advertised (e.g. in promotional materials, brochures, on the Company web site), must be removed immediately.

Termination of this agreement may be initiated by either Party upon thirty (30) days prior written notice. Consultant shall be paid for all services performed prior to such termination, including any authorized services performed during the notice period.

Any notice or communication permitted or required regarding this Agreement shall be deemed effective when sent by e-mail (written acknowledgement of receipt required, by e-mail), by facsimile (if available) or personally delivered or sent by courier or first class mail properly addressed to the appropriate Party at the address set forth below (or to such address as each Party may provide from time to time):

1.

Notices to Consultant: Attn: Bernadine Strik, Strikly Berry Consulting, 14980 Ferns Corner Rd., Monmouth, OR 97361, USA; strik29bernadine@msn.com

2.

Notices to the Company: Attn: Alex Houstoun-Boswall, President, Patriot Berry Farms, One World Trade Center, 121 SW Salmon Street, Suite 1100, Portland, OR 97204; alex@patriotberry.com;

With a copy to Befumo & Schaeffer, PLLC, 1629 k Street NW, Suite 300, Washington DC, 20006; Andrew@befumolaw.com

3.

No Notice provided to the Company shall be effective unless and until such notice is provided to Befumo & Schaeffer, PLLC.

3.

TIME DEVOTED BY CONSULTANT

It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of the agreement and can provide estimates of time spent through the contract period, when requested. Time for consulting includes, but is not limited to, telephone calls, correspondence, emails, meetings, research, review and drafting of documents or reports, site visits, and travel.

The Consultant agrees to consult for the Company up to 120 hours (defined in Section no. 1) per contract period in “off site” or “on site” (Company) locations.

The timing for provision of services or activities related to this Agreement will be mutually agreed by Consultant and the Company.

The terms of any consultancy services provided in excess of the 120 hours will be subject to further negotiation between the Consultant and the Company.

4.

PAYMENT FOR SERVICES

(a)

Fees:

In consideration for the Consulting Services to be performed by Consultant under this Agreement, the Company will pay Consultant at the flat rate of US$3,000 per month for time spent on Consulting Services (total of $18,000 per contract period). This rate includes all aforementioned consulting services.

Billing will be set up as monthly “salary” compensation via direct bank wire transfer as follows:

Washington Federal Savings

1111 A NW Ninth Street

Corvallis, OR 97330, USA

Attn: Strikly Berry Consulting, LLC

Routing number: XXXXXXXXXX

Account number: XXXXXXXXXX

The Company will not be sent an invoice for the monthly salary compensation. Payment will be due in the above bank account on the last day of each month during the six (6) month contract period. Any fees incurred for cost of wire transfer at the Company bank must be paid for by

Company. Any fees incurred for wire transfer in Consultant’s account are responsibility of Consultant.

In addition, the Company agrees to provide Consultant with 50,000 shares of restricted stock in the Company (the “Shares”).

The Consultant understands that the Shares have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and are being transferred to the Consultant in reliance upon specific exemptions from the registration requirements of federal and state securities laws.  Consultant covenants and agrees that it shall not transfer any of the Shares in a transaction that is not registered under the Securities Act, unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required.  Consultant understands that certificates representing the Shares will be endorsed with the following legend, together with any other legends reasonably required by counsel for the Company:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.  HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(b)

Expenses:

Additionally, the Company will pay Consultant for the following expenses incurred while the Agreement between the Consultant and the Company exists: all travel expenses to and from Consultant’s place of work (Monmouth, Oregon) to the Company farm(s) as requested for on-site visit(s) including: miscellaneous travel expenses (flight(s); parking, tolls, rental car, if required by Company, etc.) and meal and lodging expenses. In addition, Company will be billed for any telephone charges, courier fees and any other costs/purchases required at Company’s request (such purchases will be pre-approved by Company via e-mail). Consultant will provide an invoice and receipts for all reimbursable expenses with payment due in the month following presentation of receipts.  No expenses shall be reimbursed to Consultant unless receipts for such expenses are presented to the Company within sixty (60) days of the date in which such expenses are incurred.

INDEPENDENT CONTRACTOR

Consultant is an independent company and does not represent Oregon State University.

Consultant shall perform all Services hereunder as an independent contractor, and nothing contained herein shall be deemed to create any partnership, association, joint venture or relationship of principal and agent or employer and employee between the Parties hereto or any affiliates or subsidiaries thereof, or to provide either Party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other Party.

Consultant also agrees not to be treated, or seek to be treated, as an employee of the Company for any purpose, including for the purpose of fringe benefits provided by the Company, or for disability income, or Social Security taxes and benefits, Federal unemployment compensation taxes, State unemployment insurance benefits, and Federal income tax withholding. Consultant hereby represents that Consultant has and at all times will maintain timely payments of all taxes due to the Internal Revenue Service and all other government agencies, including withholding and all other taxes in the USA.

Company shall not be responsible for any federal, state, or local taxes based on Consultant’s income.

5.

PROPRIETARY OR CONFIDENTIAL INFORMATION

In the course of performing consulting services, the Parties recognize that Consultant may come in contact with or become familiar with information which the Company or its subsidiaries or affiliates may consider confidential. This information may include, but is not limited to, information pertaining to the Company’s production systems, discoveries, inventions, and marketing, and financial information which may be of value to a competitor. It is hereby agreed that the Company may designate certain or all disclosed information as confidential for purposes of this Agreement. Consultant agrees to keep all such information confidential and not to discuss or divulge it to anyone other than appropriate Company personnel or their designees.

Confidential Information does not include: information which becomes generally available to the public other than as a result of a disclosure by the Consultant; information which is generally known to knowledgeable business people involved in the business conducted by the Company other than as a result of a disclosure by the Consultant in violation of this part; information that was available to the Consultant on a non-confidential basis prior to its disclosure to the Consultant by the Company; or information that becomes available to the Consultant on a non-confidential basis from a person or entity other than the Company, unless such disclosure by that person is itself in breach of a confidentiality commitment made directly or indirectly to the Company

If Consultant is required to disclose the confidential information in response to a valid order by a court or other government body, or as otherwise required by law or as necessary to establish the rights of either Party under this Agreement, Consultant agrees to provide the Company with prompt written notice so as to provide the Company with a reasonable opportunity to protect such confidential information.

The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Section 5 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Section 5 of this Agreement, and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either Party may be entitled by law or in equity.

6.

LIMITATIONS OF LIABILITY

Except for claims arising out of the gross negligence or intentional malfeasance of either Party, neither Party shall have liability for any claim relating to this Agreement in excess of the salary compensation paid to the Consultant during the contract period.

7.

AGREEMENT

This Agreement contains the complete agreement concerning the subject matter herein, and supersedes all other agreements between the Parties. The Parties stipulate that neither has made any representations with respect to the subject matter of this Agreement or any representation, including the execution and delivery hereof, except such representations as are specifically set forth herein, and each of the Parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement.  The Parties hereto further acknowledge that any statement or representation that may have been made by either Party to the other are of no effect and that neither Party has relied thereon in connection with his or its dealings with the other.

8.

Governing Law

This Agreement shall be construed in accordance with the laws of the State of Oregon, USA.

9.

Mandatory Binding Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled solely by binding arbitration in Portland, Oregon, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the Parties and may be entered in any court having appropriate jurisdiction.  Each Party hereby surrenders any right it may have to trial by jury.  The Parties shall equally bear the cost of Arbitration, unless, in the sole discretion of the Arbitrator(s), the cost shall be borne unequally.

10.

Signatures

Each Party represents that the person signing this Agreement has full authority to sign and bind each Party for whom the person is signing.

11.

Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision or any enforceable part of a provision of this Agreement.

12.

Captions and Headings

The captions and headings in this Agreement are for reference and navigation purposes only, and shall not operate as a waiver of any provision of this Agreement.

13.

Waiver

Failure to enforce any provision of this Agreement shall not operate as a waiver of any such provision or of any other provision in this Agreement.

14.

Time is of the Essence

Time is of the essence in the performance of the provisions, covenants and restrictions of this Agreement.

15.

Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first set forth below.

COMPANY	CONSULTANT
By: /s/ Alex Houstoun-Boswall	By: /s/ Bernadine C. Strik
Print Name: Alex Houstoun-Boswall	Print Name: Bernadine C. Strik
Title: President Date: June 10, 2013	Title: Sole Proprietor Date: June 11, 2013